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                                      DSMI CORP.
                                  STOCK OPTION PLAN


    1    PURPOSE.  The DSMI CORP.  STOCK OPTION PLAN (hereinafter referred to as the Plan")is designed to furnish additional incentive to both key employees and Directors of DSMI Corp., a Delaware corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. Such purpose will be effected through the granting of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and options which do not qualify as incentive stock options ("Non-Qualified Options").

    2.   ADMINISTRATION.

         (a) The Plan shall be administered by a committee chosen by the Board of Directors of the Company (the "Committee") and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. In the absence of the Committee, the Plan will be administered by the Board of Directors of the Company. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Option Contract is signed on behalf of the Company by a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive options, the number of Shares to be subject to each option, the term of each option, the date(s) on which each option shall become exercisable, whether an option is subject to vesting pursuant to Section 5(c) hereof, whether an option shall be exercisable in whole, in part, or in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, the option price of each option, and the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan.

         (b) The Committee may grant Incentive Stock Options and Non-Qualified Stock Options pursuant to a single option agreement so long as each option is clearly identified as to its status. Notwithstanding anything else contained in the Plan, if the Committee issues a single option agreement which contains both Incentive Stock Options


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and Non-Qualified Stock Options, the exercise of one cannot affect the exercise of the other.

    3. ELIGIBILITY. The persons who shall be eligible to receive options under the Plan shall be Directors and those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and (f) of the Code who are exempt from the overtime provisions of the Fair Labor
Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. Section 213(a)(1); provided, however, Directors, who are not employees of the Company or any of its parents or subsidiaries, shall not be eligible to receive Incentive Stock Options. Additionally, no Incentive Stock Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the Incentive Stock Option both of the following conditions are met:

         (a) The option price is at least 110% of the fair market value of the shares of stock subject to the Incentive Stock Option, as defined in Section 4(a) hereof, and

         (b) the option is, by its terms, not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

    4.   SHARES SUBJECT TO 0PTIONS.

         (a) Subject to the provisions of Section 5(g) hereof, options may be granted under the Plan to purchase in the aggregate not more than 1,500,000 shares of the $.01 par value Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

         (b) To the extent the aggregate fair market value, determined as of the time the option is granted, of Shares for which stock options are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, exceeds $100,000, such options shall be treated as Non-Qualified Options. However, the value of the Shares for which Incentive Stock Options may be granted to such individual from the Company in a given year may exceed $100,000.


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    5.   TERMS AND CONDITIONS OF OPTIONS.   Options shall be granted by the
Committee pursuant to the Plan and shall be subject to the following terms and conditions:

         (a) PRICE. Each option shall state the number of Shares subject to the option and the option price, which, in the case of an Incentive Stock Option, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. In addition, the option price shall be at least 110% of fair market value in the case of a grant of an Incentive Stock Option to a person who would at the time of the grant, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

              (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option;

              (ii) the most recent sale price for the Shares as of the date of the grant of the option; or

              (iii) such price as shall be determined by the Board of Directors of the Company in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.


         (b) TERM. The term of each option shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan. In the event of merger, consolidation, dissolution or liquidation which results in a change of control as defined in Section 368(c) of the Code (using the attribution rules of Section 318), all unexercised options will become immediately exercisable for a period of one year, the effectiveness of such expiration shall be conditioned upon the consummation of any such transaction.

         (c) VESTING. The Committee shall determine the vesting schedule, if any, for each issuance of options hereunder on a case-by-case basis, in its sole discretion.

         (d)  NON-ASSIGNMENT DURING LIFE.   During the lifetime of the
optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

         (e) DEATH OF OPTIONEE. In the event that an optionee shall die prior to the complete exercise of options granted to hi under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the

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optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution; (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and (iii) prior to the expiration of the term of the option.

         (f)  TERMINATION OF EMPLOYMENT.    An Incentive Stock Option shall be
exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, the three month period after cessation of employment during which an Incentive Stock Option Shall be exercisable shall be one year. Notwithstanding the foregoing, no option shall be exercisable after the expiration of its term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (g) ANTI-DILUTION PROVISIONS. Subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property)

         (h) POWER TO ESTABLISH OTHER PROVISIONS. Subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable.

    6.   EXERCISE OF OPTION. Options shall be exercised as follows'.

         (a) NOTICE AND PAYMENT. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its


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principal office, specifying the number of Shares purchased and the purchase e price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. Each such notice shall also contain representations on behalf of the optionee that:

              (i) the optionee acknowledges that the Company is selling the Shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933 as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering;

              (ii) the optionee is acquiring the Shares without a view to distribution or resale;


              (iii) the optionee understands and agrees that the Shares purchased may not be thereafter transferred unless (A) a registration statement with respect thereto shall then be effective under the Act, and the Company will have complied with any other applicable laws, or (B) the optionee shall have obtained an opinion of counsel, in form and content reasonably satisfactory to the Company and to its counsel, to the effect that the proposed transfer will be exempt from the registration provisions of the Act, will comply with applicable state laws, and will not result in any violation of the Act or of any other applicable laws;

              (iv) because any Shares purchased will not have been registered under the Act, they must be held indefinitely unless and until they are subsequently registered under the Act or an exemption from such a registration is available;

              (v) any routine sales of the Shares purchased made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts and in accordance with all the terms and conditions of that Rule, and in case the Rule is not applicable, compliance with Regulation A or some other disclosure exemption may be required; and

              (vi) the Company has no obligation to register the Shares, to comply with any disclosure exemption, or to take such action as may be necessary to meet the requirements of Rule 144.

Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of an option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificates. It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents,


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representations or warranties as it or its counsel may reasonably require with respect to such compliance.

         (b) ISSUANCE OF CERTIFICATES. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 6(a) hereof.

         (c) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

         (d) DISPOSITION OF SHARES. Subject to the provisions of Section 6(a) hereof, any disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an Incentive Stock Option within two years from the date of grant of the option or within one year after the transfer of the Shares to the optionee shall be a disqualifying disposition as defined in
Section 421(b) of the Code; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his creditors in such proceeding, shall constitute a disposition.

         (e) ORDER OF 0PTION EXERCISE. An optionee may exercise the options granted by the Company under the Plan in any order the optionee chooses regardless of the chronological order in which the options were granted by the Company.

    7. SPECIAL PROVISIONS REGARDING OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Pursuant to the terms of this Plan, each non-employee Director of this Corporation shall be entitled to receive a one-time grant of a Non-Qualified Option, effective upon the date of his/her initial election to the Board of Directors of the Corporation, to purchase 50,000 Shares. The exercise price for such option shall equal the fair market value of the Corporation's Common Stock on the grant date. Each such option shall vest as to exercisability with respect to the first 20% of the shares subject thereto on the first anniversary date of the grant date of such option, and as to an additional 20% of the shares subject thereto on each of the second, third, fourth and fifth anniversary dates of the grant date. Any such options granted to non-employee Directors of the Corporation shall be exercisable only during the holders term as a Director of the Corporation, and shall automatically expire upon the date that a Director is no longer serving as a Director, except that an option may be exercisable after the death, disability, as defined in Section 22(e)(3) of the Code ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a Director of the Company at any time until the

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earlier to occur of (i) the one year anniversary of the date of death,
Disability, or Retirement and (ii) the expiration of the term of such option.
No shares Of Common Stock issuable upon the exercise of an option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company's shareholders and
(y) the grant of the option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is intended that this part of the Plan as it applies to option grants to non-employee Directors will constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act, and the provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly. At any time the Committee may suspend or terminate this part of the Plan and make such additions or amendments thereto as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that the terms of this paragraph shall not be amended more than once every six months (other than to comply with the federal securities laws, the Code, or ERISA).

    8. TERM OF PLAN. Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

    9. AMENDMENT AND TERMINATION OF PLAN. The Committee, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner, provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 5(g) hereof, increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive options under the Plan; or (iii) cause Incentive Stock Options granted or to be granted under the Plan to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

    10. SHARES RESERVED. The Board of Directors of the Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all original issue taxes on the exercise of options, and all other fees and expenses necessarily incurred by the Company in connection therewith.


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    11.    APPLICATION OF PROCEEDS.  The proceeds of the sale of Shares by the
Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

Date approved by

Board of Directors -  October 13, 1995
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Shareholders -       October 13, 1995
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